UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2003

Commission File Number: 001-12739

AESP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida (State or Other Jurisdiction of Incorporation)	59-2327381 (I.R.S. Employer Identification No.)

1810 N.E. 144th Street
North Miami, Florida 33181
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (305) 944-7710

12. Results of Operations and Financial Condition.

     On November 14, 2003, AESP, Inc. issued a press release (the “Press Release”) announcing its financial results for the three months ended September 30, 2003. A copy of the Press Release is attached hereto.

     The information in this Current Report on Form 8-K, including the exhibit, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized, this 21st day of November, 2003.

AESP, INC

/s/ John F. Wilkens

John F. Wilkens, Chief Financial Officer

3

Exhibit

FOR IMMEDIATE RELEASE

AESP, Inc. Reports Increased Revenues and Reduction in Losses for Third Quarter 2003

Miami, Florida, November 14, 2003- AESP, Inc (NASDAQ: AESP ) today announced its results of operations for the three and nine months ended September 30, 2003. Sales for the 2003 third quarter were $7.7 million, an increase of almost 12%, compared with sales of $6.9 million for the quarter ended September 30, 2002. For the nine months ended September 30, 2003, sales were $23.2 million, an increase of over 9%, compared with sales of $21.2 million for the nine months ended September 30, 2002.

The net loss for the third quarter of 2003 was $466,000, compared to a net loss of $710,000 for the third quarter of 2002. For the nine months ended September 30, 2003, the net loss was $1,046,000, compared to a net loss of $1,417,000 for the nine months ended September 30, 2002. The Company’s loss per common share and diluted loss per common share were both $(0.08) for the third quarter of 2003 compared to a loss per common share and diluted loss per common share of $(0.15) for the third quarter of 2002. The Company’s loss per common share and diluted loss per common share were both $(0.18) for the nine months ended September 30, 2003 compared to a loss per common share and diluted loss per common share of $(0.31) for the same period in 2002.

Slav Stein, the Company’s President and CEO, stated: “The trends in our business and industry in general, are encouraging for several reasons. We believe that a majority of our markets are now in the initial stages of expansion, and this development, along with product line extensions introduced in 2003, enabled the Company to increase our third quarter sales in 2003, compared to the second quarter of 2003 and the comparable quarter last year. Cost reduction efforts in the U.S., coupled with the sales growth, have led to reduced losses, both in the third quarter and nine month periods of 2003 compared to the same periods last year.”

Slav Stein continued, “We continue to invest in new products for our Signamax networking line, including the recently announced series of managed fiber optic media converters. These new products, together with the initial signs of an industry recovery, expanded sales efforts and expense reductions are all encouraging developments for AESP.”

AESP, Inc. designs, manufactures, markets and distributes network connectivity products under the brand name Signamax Connectivity Systems as well as customized solutions for original equipment manufacturers worldwide. The Company offers a complete line of active networking and premise cabling products for copper and fiber optic based networks, as well as computer connectivity products.

4

Safe Harbor Disclosure under the 1995 Securities Litigation Reform Act.

This news release contains forward-looking statements, which involve risks and uncertainties. The Company’s actual future results could differ materially from the results anticipated herein. For information regarding factors that could impact the Company’s future performance, see the Company’s future filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for 2002 and its Quarterly Report on Form 10-Q for the third quarter of 2003.

Signamax is a trademark of AESP, Inc. For product information, please link to www.signamax.com.

For further information, please contact:

Slav Stein, President & CEO Roman Briskin, Executive Vice President John F. Wilkens, Chief Financial Officer

AESP, Inc. 1810 NE 144 Street North Miami, Florida 33131 (305) 944-7710

5